Revolutionizing soft ice cream...
one serving at a time!™

10 May 2007

Pritchett, Siler & Hardy P.C.
660 South 200 East Suite 300
Salt Lake City, Utah 84111

Gentlemen;

This letter is to inform you that the board of directors of Avasoft, Inc. (formerly Ventures United) has decided to replace Pritchett, Siler & Hardy P.C, as our auditors, beginning first quarter 2007.

We ask that you please send all paperwork relevant to Ventures United/Avasoft, Inc. to the following address:

Perry-Smith LLP
400 Capitol Mall, Suite 1200
Sacramento, CA 95814
Attn: Jeffrey Clair
Re: Avasoft, Inc.

We thank you for your service to our company and wish your company success in their endeavors.

Sincerely,

Jim Wheeler
President

2206 Plaza Drive, Ste. 100 • Rocklin, CA 95765 • (800) 921-0015 • (916) 771-2233 Fax • www.avasoft.com